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                                                            Exhibit 11.3

                                 EARNINGS PER SHARE
                                PRIMARY COMPUTATION
                ($ in millions except share and per share amounts)



                                                            Quarter Ended
                                                             December 31,
                                                          1994         1993
- ----------------------------------------------------------------------------------
- --
Basis for computation of earnings per
  common and common equivalent shares:
  Earnings from continuing operations                     $ 40.6       $ 36.7
  Deduct dividends on 4 Percent
    cumulative preferred stock                               (.1)         (.1)
                                                          -------      -------
  Earnings from continuing operations
    available to common shareholders                        40.5         36.6
  Loss from discontinued operations                          (.8)         (.7)
                                                          -------      -------
  Available for common shareholders                       $ 39.7       $ 35.9
                                                          =======      =======


Number of shares:
  Weighted average shares outstanding                     76,616,993   76,725,524
  Shares issuable upon exercise of stock options,
    net of shares assumed to be repurchased                  632,325      971,481
                                                          ----------   ----------
                                                          77,249,318   77,697,005
                                                          ==========   ==========



Earnings per common share:
  Continuing operations                                   $  .52       $  .47
  Discontinued operations                                   (.01)        (.01)
                                                          -------      -------
  Net earnings                                            $  .51       $  .46
                                                          =======      =======
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